UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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NS GROUP, INC
Name of the Registrant as Specified In Its Charter
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Notice of Annual Meeting of Shareholders
and
Proxy Statement
To Our Shareholders:
     You are cordially invited to attend the annual meeting of shareholders of NS Group, Inc., which will be held on Wednesday, May 10, 2006, 9:00 a.m., Central Daylight Time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas for the following purposes:
•	Elect six directors to a one-year term;

•	Ratify the appointment of the Company’s independent registered public accounting firm; and

•	Conduct other business properly brought before the meeting.
     Shareholders of record at the close of business on March 3, 2006 are entitled to vote at the meeting or any adjournment thereof.
     Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.
By Order of the Board of Directors,

Thomas J. Depenbrock	Newport, Kentucky
Vice President and Secretary	March 21, 2006

NS GROUP, INC.
530 West Ninth Street
Newport, Kentucky 41071
PROXY STATEMENT
ANNUAL MEETING INFORMATION
     This proxy statement contains information related to the annual meeting of shareholders of NS Group, Inc., which we refer to as “NS Group” or the “Company.” The meeting will be held on Wednesday, May 10, 2006, beginning at 9:00 a.m., Central Daylight Time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, and at any postponements or adjournments of the meeting. This proxy statement was prepared under the direction of NS Group’s board of directors and has been sent to ask you to give your proxy (that is, the authority to vote your shares) to our proxy committee so it may vote your shares on your behalf at the annual meeting. The members of the proxy committee are Thomas J. Depenbrock and James J. Crowe. The committee will vote your shares as you instruct on your proxy card. We intend to send the proxy statement, the proxy card and the 2005 annual report to shareholders on or about March 29, 2006.
Who is entitled to vote?
     Shareholders owning our common stock on March 3, 2006 are entitled to vote at the annual meeting or any postponement or adjournment of the meeting.
     Each shareholder has one vote per share on all matters to be voted on. On March 3, 2006, there were 22,423,257 shares of common stock outstanding.
What am I voting on?
     You may vote on the election of the nominees to serve as directors on the board of directors and to ratify the appointment of Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm.
     The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote your shares in accordance with its best judgment.
How does the board recommend I vote on the proposals?
     The board recommends a vote FOR each of the nominees for director and FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm.
How do I vote?
     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, the proxy committee will vote for the persons nominated for election as directors and for the ratification of Deloitte as the Company’s independent registered public accounting firm.

     You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Corporate Secretary, NS Group, Inc., P.O. Box 721670, Newport, Kentucky 41072-1670, submit another properly signed proxy with a more recent date, or vote in person at the meeting.
What is a quorum?
     A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock. There must be a quorum for the meeting to be lawfully held.
How are my votes counted?
     In voting on all matters, you are entitled to one vote for each share of common stock held.
How many votes must the proposals receive in order to be adopted?
     Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote, which means the nominees receiving the most votes are elected, even if each receives less than a majority of the votes.
     Under the Company’s bylaws, a majority of the shares present at the meeting and entitled to vote on the subject matter is required for the approval of all other items.
     Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.
What are broker non-votes?
     The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers.
     The election of directors and the ratification of independent registered accountants are examples of routine matters on which brokers may vote in this way.
How will voting be conducted on other matters raised at the meeting?
     If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using its best judgment. Your signed proxy card gives the proxy committee the authority to do this. As of the date this proxy statement was mailed, we had not received notice of any matter to be presented other than those on the proxy card.
How is this proxy statement solicited?
     The board of directors of NS Group is soliciting this proxy. The solicitation is done by mail, except for incidental personal solicitations made by officers, directors and employees of NS Group. We reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

SECURITIES OWNERSHIP OF MANAGEMENT
     The following table shows the beneficial ownership of NS Group common stock as of February 28, 2006, by each director, by each executive officer named in the Summary Compensation Table contained in this proxy, and by all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
	Direct (1) and
	Retirement	Right to
Owner	Savings Plan (2)	Acquire (3)	Total (4)
Clifford R. Borland	860	3,999	4,859
David A. B. Brown	860	3,999	4,859
J.C. Burton	860	11,999	12,859
Thomas J. Depenbrock (5)	10,989	3,366	14,355
Patrick J. B. Donnelly (6)	15,335	1,334	16,669
Thomas L. Golatzki (5)	1,616	—	1,616
George A. Helland, Jr.	3,860	3,999	7,859
Frank J. LaRosa II (5)	1,060	—	1,060
Robert L. Okrzesik (5)	1,370	—	1,370
René J. Robichaud	36,476	33,335	69,811
John F. Schwarz	11,857	1,333	13,190
Thomas J. Weber (5)	1,370	—	1,370

Directors and executive officers as a group (12 persons)	86,513	63,364	149,877

*	Less than 1.0% of class

(1)	Sole discretion as to voting and investment of shares.

(2)	Shares allocated to personal accounts of executive officers and held by the trustee of the NS Group, Inc. Employees Retirement Savings Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares.

(3)	Shares that may be acquired upon exercising options within 60 days of February 28, 2006. If acquired, named individual would have sole discretion as to voting and investment of shares.

(4)	No director or executive officer owns more than one percent of the total outstanding shares, nor do all directors and executive officers as a group own more than one percent of the total outstanding shares.

(5)	The ages of the following executive officers are: Mr. Depenbrock — 49; Mr. Golatzki — 62; Mr. LaRosa II — 46; Mr. Okrzesik — 51; and Mr. Weber — 55.

(6)	Includes 6,540 shares owned by Mr. Donnelly’s wife. Mr. Donnelly disclaims any beneficial interest in these shares.

Section 16(a) — Beneficial Ownership Reporting Compliance
     Based on our records, we believe that during the year ended December 31, 2005, our directors and officers complied with all Securities and Exchange Commission (SEC) filing requirements applicable to them.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table shows information regarding the sole person known by us to be the beneficial owner of more than 5% of our common stock. The ownership information shown below is based entirely upon and derived from Schedule 13G filings with the SEC.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class
Barclays Global Investors, N.A. (1) 54 Lombard Street London, EC3P 3AH, England	1,171,742	5.23%

(1)	Based on Schedule 13G filed with the SEC on January 26, 2006, by Barclays Global Investors, N.A. (“Barclays”). According to its Schedule 13G, Barclays is a bank registered under section 3(a)(6) of the Securities Act of 1933, as amended, and serves as investment manager to certain other group trusts and separate accounts. Barclays reports sole voting power over 1,081,901 shares and sole dispositive power over 1,171,742 shares in its role as investment advisor or manager.

THE BOARD OF DIRECTORS
     Under our bylaws and the laws of the Commonwealth of Kentucky, our state of incorporation, our business and affairs are managed under the direction of the board of directors. The board met five times in 2005. All members of the board attended at least 90% of the meetings held by the board and the committees on which they served.
     The board of directors has determined that each of our non-management directors is independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange. The board has adopted categorical standards to assist it in making determinations of independence, which are included as Exhibit A hereto. All directors identified as independent in this proxy statement meet these standards.
     Shareholders can communicate with the board directly by writing to: NS Group, Inc. Board of Directors, c/o NS Group, Inc., P.O. Box 721670, Newport, Kentucky 41072-1670. All such communications will be forwarded to the board, but may be reviewed by the Company prior to forwarding.
     The non-management directors meet periodically in executive session. The presiding director for these meetings is chosen periodically by the non-management directors to serve until a replacement is chosen. Mr. Clifford R. Borland currently serves as the presiding director at the meetings of non-management directors. Shareholders and other interested persons can contact the presiding director by sending a letter to: Presiding Director, c/o NS Group, Inc., P.O. Box 721670, Newport, Kentucky 41072-1670. If any of the non-management directors are not independent, the independent, non-management directors meet at least once annually.
Corporate Governance and Code of Ethics
     The board of directors has adopted Corporate Governance Guidelines setting forth the principles and practices that govern the operation of the board. These Corporate Governance Guidelines are available on the Company’s website under the “Corporate Governance” caption and will be provided to any shareholder who requests a copy by contacting the Company’s Investor Relations Department.
     The Company has adopted a Code of Ethics and Business Conduct applicable to all of the Company’s directors, officers and employees. This Code of Ethics and Business Conduct is available on the Company’s website and will be provided to any shareholder who requests a copy by contacting the Company’s Investor Relations Department. The Company has also adopted a Code of Ethics for CEO and Senior Financial Officers that applies to the Company’s chief executive officer, chief financial officer and corporate controller. This Code of Ethics for CEO and Senior Financial Officers has been posted on the Company’s website, and the Company intends to satisfy the disclosure requirement under Item 10 of Form 10-K by posting such information on its website.

Board Committees and Meeting Attendance
     The board has five committees: the Executive, Audit, Compensation, Investment/Mergers and Acquisitions, and Nominating and Corporate Governance Committees. Committees report their actions to the full board at its next regular meeting. The charters of each of the board committees are available on the Company’s website at www.nsgrouponline.com. David A.B. Brown, the Chairman of the Audit Committee, also serves on the audit committees of two other companies.
     The following table summarizes the current membership of the board and each of its committees, as well as the number of times each committee met during the year ended December 31, 2005. A description of the duties of each committee follows the table below.

Committee Membership and Meetings Held
				Investment/	Nominating and
				Mergers and	Corporate
Name	Executive	Audit	Compensation	Acquisitions	Governance
Clifford R. Borland	X*			X*
David A. B. Brown		X*		X	X
J.C. Burton			X	X	X
Patrick J. B. Donnelly			X	X	X*
George A. Helland, Jr.		X	X*	X
René J. Robichaud	X			X
John F. Schwarz		X		X	X
Number of Meetings in 2005	0	8	14	0	1

*	Chairman
Executive Committee
•	Has the full power of the board between meetings of the board, with specified limitations relating to major corporate matters
Audit Committee
•	Comprised entirely of directors meeting the independence standards in both the listing standards of the New York Stock Exchange and the applicable rules of the SEC

•	Reviews the Company’s accounting policies, internal controls, and financial reporting and disclosure practices, including any significant changes in the Company’s selection or application of accounting principles, the effect of alternative GAAP methods on the financial statements and any major issues as to the adequacy of the Company’s internal controls

•	Reviews with management and the Company’s independent auditors the Company’s annual financial statements and the annual and quarterly filings with the Securities and Exchange Commission, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing

•	Reviews the type and presentation of information to be included in the Company’s earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies

•	Discusses policies with respect to risk assessment and risk management

•	Meets separately, periodically, with management, the Company’s internal auditors and the Company’s independent auditors

•	Solely responsible for the selection and termination of the independent auditors

•	Reviews a report from the Company’s independent auditors regarding its internal quality control procedures, any material issues raised by its past quality control or peer review or other investigation and steps taken to deal with such issues

•	Pre-approves the independent auditors’ audit scope

•	Pre-approves the independent auditors’ audit fee

•	Assesses the independence of the independent auditors

•	Pre-approves all permissible non-audit services to be performed by the independent auditors

•	Establishes and oversees procedures for the receipt, retention and treatment of communications received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential submission by employees of concerns regarding questionable accounting or auditing matters

•	Conducts an annual self-evaluation
     The board of directors has determined that all the members of the Audit Committee are financially literate and that Mr. David A. B. Brown qualifies as an “Audit Committee Financial Expert” as that term is defined in the SEC rules.
Compensation Committee
•	Comprised entirely of directors meeting the general independence standards in the listing standards of the New York Stock Exchange

•	Recommends to the board on matters of executive compensation policies and programs

•	Recommends new compensation and benefit plans to the board of directors

•	Reviews and approves goals relevant to the Company’s chief executive officer and evaluates his performance in light of those goals

•	Recommends to the board the compensation of the Company’s chief executive officer and approves compensation for the other executive officers of the Company

•	Administers the Company’s stock and performance-based compensation plans

•	Recommends to the board compensation and benefits for non-employee directors

•	Conducts an annual self-evaluation
Investment/Mergers and Acquisitions Committee
•	Reviews and administers the Company’s investment policies

•	Oversees and monitors investment activity and results, including acquisition opportunities

Nominating and Corporate Governance Committee
•	Comprised entirely of directors meeting the general independence standards in the listing standards of the New York Stock Exchange

•	Formulates the Company’s corporate governance guidelines

•	Determines the qualification and independence of directors and committee members

•	Nominates persons for election to the board of directors

•	Considers director nominations from shareholders, if any, received in compliance with the notice procedures set forth in the Company’s bylaws

•	Conducts an annual self-evaluation
     The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders, if any, submitted pursuant to the notice procedures set forth in the Company’s bylaws. These notice procedures require that such recommendation be received, in writing, by the Secretary of the Company not less than 90 days nor more than 120 days prior to the date of the annual meeting.
     The notice must include: (i) the name, age, business and residence address of the recommended nominee; (ii) the principal occupation or employment of such person, and the class and number of shares of the Company which are beneficially owned by such person; (iii) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iv) if the shareholder(s) making the nomination is a person, other than the Company or any of its subsidiaries, who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the Company, or is an affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the Company, details of any relationship, agreement or understanding between the shareholder(s) and the nominee; and (v) as to the shareholder(s) making the nomination: (A) the name and address, as they appear on the Company’s books, of such shareholder(s); and (B) the class and number of shares of the Company which are beneficially owned by such shareholder(s).
     Nominees for director may not stand for election or reelection to the board after attaining the age of 70. The Nominating and Corporate Governance Committee identifies nominees from a number of sources, including other directors, management, shareholders, third-party search firms and other parties. All prospective nominees are evaluated by the committee on the basis of written biographical information provided to the committee regarding the prospective nominee. Prospective nominees who pass this initial evaluation are then subject to more extensive screening which can include background checks conducted by third parties and personal interviews between the committee and the prospective nominee.

COMPENSATION OF DIRECTORS
     Directors who are also employees of NS Group receive no additional compensation for their service on the board or its committees.
     Directors who are not employees receive both cash and stock-based compensation for their services. The stock-based compensation aligns the interests of the directors with the long-term interests of NS Group’s shareholders.
     We compensate our non-employee directors as follows:
•	An annual fee of $26,000 paid in quarterly increments

•	Annual long-term incentive awards with a value of $47,400, consisting of non-qualified stock options and restricted stock.

•	A board meeting fee of $1,000 for each board meeting attended.

•	The Chairman of the Audit Committee receives $2,300 per meeting and other committee members received $1,800 per meeting.

•	The Chairman of the Compensation Committee receives $1,500 per meeting and other committee members receive $1,200 per meeting.

•	The Chairman of other committees of the board receives $1,100 per meeting and members of other committees receive $900 per meeting.

•	The Chairman of the Board, Mr. C. R. Borland, receives an additional annual fee of $29,125 for his services as Chairman, in addition to fees received as a non-employee director.

•	If directors are required to travel for the meetings they receive an additional $1,000 per meeting and the reimbursement of out-of-pocket expenses.
     Non qualified stock options for 1,310 shares were awarded under the Director Equity Plan on May 11, 2005, at an exercise price of $28.39 per share (the closing price of the common stock on that date). The options become exercisable in one-third increments on the first three anniversaries of the date of grant. Also, 860 shares of restricted stock, which cliff vest on the third anniversary of the date of grant, were issued to each non-employee director. The directors are required to retain 50% of all restricted stock awards made to them.
     In the event of a change of control, any unexercisable options become fully exercisable and remain exercisable until the earlier of five years from the date of the change of control or the remaining life of the option.
     If a non-employee director dies or retires from the board after serving five or more years, any vested options can be exercised within the lesser of two years from death or retirement, or the remaining life of the options. If a non-employee director leaves the board for any reason other than death or retirement, any vested options can be exercised within the lesser of 90 days after the date the director ceases to be a non-employee director or the remaining life of the options.

REPORT OF THE AUDIT COMMITTEE
     The following is the report of the Audit Committee with respect to NS Group’s audited financial statements for the year ended December 31, 2005.
     The purpose of the Audit Committee is to assist the board in its general oversight of NS Group’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. The Audit Committee reviewed and reassessed the Charter and recommended changes to the Company’s board of directors, which were approved by the board in February 2006. A copy of the Charter as amended is attached hereto as Exhibit B. The Charter is also available on the Company’s website at www.nsgrouponline.com. The Audit Committee is comprised solely of independent directors as required by and in accordance with the listing standards of the New York Stock Exchange.
     The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte, the Company’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of NS Group’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that would materially affect, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
     The Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2006.
     The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” and Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Deloitte their firm’s independence.
     The Audit Committee discussed the interim financial information, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in each of the quarterly reports on Form 10-Q with the chief financial officer and Deloitte prior to filing of the forms with the Securities and Exchange Commission.

     The Audit Committee also discussed with Deloitte the overall scope and plan for their audit. The Audit Committee meets periodically with Deloitte and the Company’s internal auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
     Based on the Audit Committee’s review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the board that the audited financial statements be included in NS Group’s Annual Report on Form 10-K for year ended December 31, 2005, for filing with the Securities and Exchange Commission.
     The Audit Committee also evaluated and recommended the reappointment of Deloitte as the Company’s independent auditors for 2006.
This report has been furnished by:
The Audit Committee of the Board of Directors
David A. B. Brown (Chairman)
George A. Helland, Jr.
John F. Schwarz

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee, with the ratification of the shareholders, engaged Deloitte (“Deloitte”) to perform an annual audit of the Company’s financial statements for the year ended December 31, 2005. Pursuant to rules of the SEC, the fees paid to Deloitte are disclosed in the table below:

	2005	2004
Audit fees	$749,360	$723,582
Audit-related fees	165,323	31,500
Tax fees	117,600	118,750
All other fees	6,000	5,000

	$1,038,283	$878,832

Services Provided by Deloitte
     All services rendered by Deloitte are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. A description of the fees paid in the categories above is described as follows:
     Audit fees. These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
     Audit-related fees. These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit plan audits; attestations by Deloitte that are not required by statute or regulation; due diligence reviews and consulting on financial accounting/reporting standards.
     Tax fees. These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; tax audit assistance; and tax work stemming from “Audit-related” items.
     All other fees. These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. This work was for tax filing and planning for individual employees of the Company.
     Services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence of the independent auditors core work, which is (i) the audit of the Company’s consolidated financial statements, (ii) the audit of management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the audit of the effectiveness of internal control over financial reporting. The Committee also concluded that Deloitte’s provision of audit and non-audit service to the Company is compatible with Deloitte’s independence.

PROPOSALS OF THE BOARD
     The board will present the following proposals at the meeting:
ITEM 1. ELECTION OF DIRECTORS
     There are currently six nominees for the six board positions presently authorized by the board of directors. Each director to be elected at the 2006 annual meeting will serve until the next annual meeting or until such director’s earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the board or, to the extent permitted by Kentucky law, the size of the board will be reduced. Mr. J.C. Burton notified the Company on February 21, 2006, that he plans to retire from the board effective as of the 2006 Annual Meeting.
     The nominees are as follows:
Nominees for Directors

Clifford R. Borland	Director since 1981
     Mr. C. R. Borland has been chairman of NS Group since December 1995. He retired from NS Group in January 2001 where he formerly held the positions of chief executive officer (1995 to February 2000), president (1981 to 1995 and 1998 to 1999) and chief operating officer (1998 to 1999). Age 68.

David A. B. Brown	Director since 2000
     Mr. Brown was elected chairman of the board of Pride International, Inc., which provides onshore and offshore drilling services, in 2005. Mr. Brown currently serves on the board of directors of EMCOR Group, Inc., Layne Christensen Company, Mission Resources Corporation and Pride International Inc. Age 62.

Patrick J. B. Donnelly	Director since 1981
     Mr. Donnelly has been a partner in the Baltimore, Maryland law firm of Niles, Barton & Wilmer LLP since 1972. Age 69.

George A. Helland, Jr.	Director since 2000
     Mr. Helland has been a senior associate of Cambridge Energy Research Associates (CERA), an independent consulting and research firm providing insight into the future of energy since 1997. He served as chairman of the board of Tokheim Corporation from September 2001 to February 2003. He also was acting chairman, president, and chief executive officer from April 2001 until August 2001. On November 21, 2002, Tokheim Corporation and five of its domestic U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Age 68.

René J. Robichaud	Director since 1999
     Mr. Robichaud has been chief executive officer of NS Group since February 2000 and president since he joined NS Group in June 1999. He previously held the position of chief operating officer from June 1999 to May 2000. Prior to joining NS Group, Mr. Robichaud worked in investment banking as a managing director at Salomon Smith Barney. Age 47.

Nominees for Directors

John F. Schwarz	Director since 2001
     Mr. Schwarz is currently a director, president and chief executive officer of Entech Enterprises, Inc., a private independent oil and gas exploration and production company. Mr. Schwarz also served as director, president and chief executive officer of Energy Development Corporation and CSX Oil & Gas Corporation where he spent 28 years. Mr. Schwarz’s service on the board of directors of Burlington Resources Inc. will cease on March 31, 2006. Age 69.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES
ITEM 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
     Deloitte has examined the financial statements of NS Group since 2002 and the Audit Committee wishes to continue the services of this firm. A resolution will be presented at the meeting to ratify the appointment by the Audit Committee of the firm of Deloitte to examine the financial statements of NS Group for 2006, and to perform other appropriate accounting services. We have been advised that a representative of Deloitte will be present at the meeting with an opportunity to make a statement if he or she desires and will be available to respond to shareholder questions.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
ITEM 3. OTHER MATTERS
     The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote in accordance with its best judgment.

REPORT OF THE COMPENSATION COMMITTEE
Role of the Committee
     The Compensation Committee develops compensation policies for the Company and evaluates base salaries, annual bonus awards and stock-based compensation for the Chief Executive Officer and other executive officers. The Compensation Committee is comprised entirely of non-employee directors who are independent based on the New York Stock Exchange listing rules and our corporate governance guidelines. These governance guidelines, along with the Compensation Committee’s charter, are published on the corporate governance section of the Company’s website at www.nsgrouponline.com. The Compensation Committee is advised from time to time by an independent consultant retained directly by the Compensation Committee.
Compensation Policies
     The goal of our executive compensation program is to attract and retain highly qualified executives and to motivate them to maximize shareholder value. As a result, our compensation program is designed to provide a strong link between an executive’s total compensation and the Company’s short-term and long-term performance.
     In light of our overall objectives, the compensation package for each executive officer is comprised of three basic components: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual cash bonuses that are tied to the achievement of short-term Company and individual performance goals that are closely aligned with shareholder interests, and (iii) long-term incentive compensation awards that directly link our executives’ interests with our shareholders’ long-term interests and create retention incentives.
     The second and third components of the compensation package represent our “pay-for-performance” philosophy, under which a significant portion of an executive officer’s total compensation is at risk and tied to both individual and Company performance. In this regard, the Compensation Committee believes that commensurate with an executive officer’s level of responsibility, a greater portion of his total compensation should be dependent upon Company performance, including return on capital employed, rather than base salary. The total direct compensation package, which includes base salary, target annual bonus opportunity and target long-term incentive awards, is designed to deliver total direct compensation at or near the 60th percentile of total direct compensation paid to executives in our compensation peer group (as described below).
Components of Compensation
     The principal components of each executive officer’s compensation package for the 2005 fiscal year are described below.
     Base Salary. Base salaries are reviewed at least annually. In establishing base salaries, the Compensation Committee evaluates each executive’s individual performance during the prior year, his level of responsibility and experience, the financial performance and resources of the Company, general economic conditions, and compensation policies and practices of our compensation peer group described below. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate. As a result of this annual review, the Compensation Committee increased executive base salaries by an average of 3.5% in May 2005.

     Consistent with our pay-for-performance philosophy, the Compensation Committee has adopted a strategy of generally establishing base salaries for the executive officers at approximately the 25th percentile relative to the compensation peer group. The compensation peer group consists of approximately 12 companies in the oilfield service industry, including our two direct competitors, Maverick Tube Corporation and Lone Star Technologies, Inc. Seven of these companies are included in the industry peer group used in the performance graph which is included in this Proxy statement under the title “Performance Graph”.
     Annual Bonus. The annual bonus program is administered by the Compensation Committee under the Short-Term Incentive Plan, which was filed as an exhibit to our 2003 Form 10-K. The primary goal of the annual bonus program is to align executive cash compensation with the achievement of certain short-term performance goals that we believe enhance long-term shareholder returns.
     Under the bonus program, eligible executives receive a bonus opportunity each year expressed as a percentage of base salary. Target awards range from 30% to 60% of base salary, while maximum awards range from 100% to 180% of base salary, depending on the position of each executive and his level of responsibility within the organization. When establishing these bonus opportunities, the Compensation Committee considered bonus data from companies in our compensation peer group, described above.
     The primary performance measure under the plan relates to the Company’s return on capital employed (ROCE). ROCE is measured each year and if it does not exceed 4%, then no bonus is paid. If ROCE equals 10%, then bonuses are calculated at target value. If ROCE equals 20% or more, then bonuses are calculated at maximum value. However, the total incentive pool for any year may not exceed the lesser of 10% of net income before bonus or $2 million.
     Each executive’s bonus calculation is comprised of two components: 80% of the calculation is based on ROCE and 20% is based on the executive’s achievement of individual performance objectives. The individual performance objectives typically relate to the achievement of measurable goals in the executive’s primary area of responsibility. Examples include quality improvements, cost reductions, increased earnings, inventory measures, and operational improvements. The goals are designed to provide incentives for individual performance and may, in some cases, be dependent on general business conditions. As a result, the Compensation Committee modified certain of the individual performance measures during the year to reflect unexpected business conditions beyond the control of management.
     In 2005, the Company achieved ROCE of 59.1%, which exceeded the maximum level, and achievement levels for individual goals ranged from 50% to 100%. The resulting bonuses for our named executive officers are shown in the Summary Compensation Table included in this Proxy under “Compensation of Executive Officers”-“Summary Compensation”. On average, the annual bonuses for our named executive officers represented 58% of their total cash compensation for 2005.
     Long-Term Incentive Compensation. Our long-term incentive compensation program is administered by the Compensation Committee under the Executive Long-Term Incentive Program (“LTIP”), which was described in our Form 8-K filed on May 11, 2005. The primary goal of the LTIP is to directly link our executives’ interests with our shareholders’ long-term interests and to create retention incentives.

     The LTIP is designed to encourage the achievement of multi-year strategic and financial objectives and to discourage excessive short-term risk taking. As a result, the LTIP consists of successive three-year performance periods, beginning on January 1 of each year. The awards under the LTIP for 2005 were calculated based on a specified percentage of each executive officer’s base salary, with target awards ranging from 44% to 132% of base salary, depending on a participant’s position and level of responsibility. The awards granted to our executive officers in 2005 consisted of equity and cash components, as follows:
•	20% of the target long-term incentive award was in the form of non-qualified stock options, which were granted with an exercise price equal to the fair market value of our common shares on the date of grant, have a ten-year term and vest in three annual installments, beginning on the first anniversary of the date of grant.

•	40% of the target long-term incentive award was in the form of restricted shares. To reflect the different risk profile from a stock option, a 30% reduction was applied in calculating the number of restricted shares to be granted. The restricted shares cliff vest on the third anniversary of the date of grant. Our executive officers will be required to retain 50% of the restricted shares earned under the LTIP, unless otherwise provided by the Chief Executive Officer.

•	40% of the target long-term incentive award was in the form of performance units. Each performance unit represents the contingent right to receive a $1.00 cash payment depending on the extent to which certain performance objectives are satisfied over a three-year performance period. Specifically, in order to earn the performance units, ROCE for the three-year performance period must (i) average at least 10%, or be greater than 10% of the prior three-year performance period, and (ii) be at least 4% in the final year of the performance period; otherwise, the cash award is forfeited. If the threshold performance objectives are satisfied, then the number of performance units earned and paid will range, according to the level of performance achieved, from 50% to 150% of the performance units granted.
     Other Benefits. In addition to the principal compensation components described above, our executive officers are entitled to participate in all health and welfare and retirement plans, perquisite, fringe benefit and other arrangements generally available to other salaried employees. Certain executive officers are also entitled to receive reimbursement for professional fees, such as financial counseling and tax preparation services, up to a maximum of $5,000 depending on the executive’s position in the Company, an automobile stipend of up to $15,000 depending on the executive’s position in the Company, country club and business club memberships (including a tax gross-up thereon, if applicable), and an annual physical. Finally, our executive officers are covered by salary continuation agreements and change of control agreements that are described in this Proxy under “Compensation of Executive Officers”-“Summary Compensation”- “Salary Continuation Agreements” and “Change of Control Agreements”.
Compensation of the Chief Executive Officer
     The Compensation Committee followed the same policies and philosophy described above in determining the compensation of Mr. René Robichaud, the Company’s President and Chief Executive Officer. The principal components of Mr. Robichaud’s compensation are described below.
     Employment Agreement. Mr. Robichaud is subject to an employment agreement with the Company that expires in February 2007. The term of the employment agreement is automatically extended for successive one-year periods unless either the Company or Mr. Robichaud provides written notice of intent not to extend the term at least 180 days before the expiration of the extended term.

     Under the employment agreement, Mr. Robichaud is entitled to an annual base salary of no less than $380,000 and is eligible to participate in an annual bonus plan with a bonus opportunity of no less than 100% of base salary. He is also entitled to receive certain welfare and retirement benefits, business expense reimbursements, and certain fringe benefits, such as an automobile stipend of $15,000 per year and country club and business club dues (including a tax gross-up thereon, if applicable). In the event that the Company terminates the employment agreement without cause, or in the event that Mr. Robichaud dies or becomes disabled during the term of the Agreement, the Company is obligated to pay Mr. Robichaud’s base salary, bonus and fringe benefits for the greater of (i) two years following the date of such termination or (ii) until the end of the then current term of the agreement. Moreover, not less than 60% of his outstanding stock options would become vested. Following termination of his employment for any reason, Mr. Robichaud is subject to a non-competition agreement for one year following such termination.
     Base Salary. Effective as of May 11, 2005, Mr. Robichaud’s base salary was increased 2.49%, from $402,000 to $412,000. In recommending this increase, the Compensation Committee considered Mr. Robichaud’s contribution to the Company’s performance, including operational improvements and improvements in the Company’s financial position.
     Annual Bonus. For 2005, Mr. Robichaud’s target bonus opportunity was 60% of base salary and his maximum bonus opportunity was 180% of base salary. As with the other executive officers, 80% of his bonus calculation was based on the achievement of a specified ROCE level and 20% of the calculation was based on the extent to which the other executive officers achieved their individual performance goals. In 2005, the Company achieved ROCE of 59.1%, which exceeded the maximum level, and Mr. Robichaud achieved all of his individual goals. As a result, he earned a bonus equal to 180% of his base salary for 2005, or $734,677. This bonus represented 64% of Mr. Robichaud’s total cash compensation for 2005.
     Long-Term Incentive Compensation. In 2005, Mr. Robichaud received awards under the LTIP described above, which consisted of (i) a nonqualified stock option to purchase 6,830 shares of our common stock at $28.39 per share (the fair market value on the date of grant), (ii) 5,950 restricted shares, and (iii) 241,200 performance units. The Compensation Committee believes that these long-term incentive compensation awards strengthen the link between Mr. Robichaud’s total compensation and the long-term performance of the Company, create retention incentives, and ensure that, together with the annual bonus program, a significant portion of his total compensation is tied to the performance of the Company.
     Other Benefits. In addition to participating in all retirement plans and health and welfare, perquisite, fringe benefit and other arrangements generally available to other salaried employees, Mr. Robichaud receives the following additional fringe benefits: reimbursement of up to $5,000 for financial counseling and tax preparation services; a $15,000 automobile stipend; country club and business club memberships (including a tax gross-up thereon, if applicable); and an annual physical exam.
     In addition to the compensation components described above, Mr. Robichaud is subject to a change of control agreement described in this Proxy under “Compensation of Executive Officers”-“Summary Compensation”- “Salary Continuation Agreements” and “Change of Control Agreements”.

Policy Regarding Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation in excess of $1 million paid to a public company’s chief executive officer or any of its four most highly compensated officers. Certain performance-based compensation, however, is exempt from this deduction limitation.
     The Compensation Committee periodically evaluates the tax impact of the Company’s executive compensation arrangements in light of the Company’s overall compensation philosophy. Prior to 2004, Section 162(m) did not impact the Company because no executive officer received compensation in excess of $1 million. Since then, however, certain executive officers received compensation in excess of $1 million, and the Compensation Committee anticipates that Section 162(m) may continue to impact the Company in the future. As a result, in May 2004 the Company adopted and the shareholders approved the Equity Plan, which is structured so that certain awards granted under that plan, such as the non-qualified stock options and performance units granted pursuant to the LTIP, will qualify for the performance-based compensation exception and will not be subject to the $1 million deduction limit. From time to time, however, the Compensation Committee may award compensation that is not fully deductible if it determines that such awards are consistent with its compensation philosophy and in best interests of the Company and its shareholders.
This report has been furnished by:
The Compensation Committee of the Board of Directors
George A. Helland, Jr. — Chairman
J. C. Burton
Patrick J. B. Donnelly

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation
     The following table shows compensation awarded to, earned by, or paid to the chief executive officer and all of the Company’s executive officers during 2005 for services rendered to NS Group.
SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and		Salary	Bonus	Compensation	Awards	Options/SARs	Compensation
Principal Position	Year	($)	($)	($)(1)	($)(2)	(#)	($)(3)
René J. Robichaud	2005	408,154	734,677	—	168,921	6,830	42,133
President and	2004	397,695	715,852	—	162,140	—	32,690
Chief Executive Officer	2003	388,186	—	—	—	25,000	25,190

Thomas J. Depenbrock	2005	197,923	286,989	—	53,941	2,180	24,545
Vice President – Finance,	2004	189,508	274,786	—	52,030	—	21,073
Secretary, Treasurer and	2003	182,340	—	—	—	10,000	20,731
Chief Financial Officer

Thomas L. Golatzki	2005	170,308	153,277	—	23,280	940	4,404
Vice President –	2004	163,954	163,954	—	33,880	—	6,228
Engineering, Energy and	2003	159,444	—	—	—	5,000	6,138
Materials

Frank J. LaRosa II	2005	172,308	172,307	—	23,564	950	6,040
Vice President – Human	2004	166,085	149,476	—	33,880	—	5,036
Resources and	2003	161,766	—	—	—	5,000	5,075
Information Services

Robert L. Okrzesik	2005	189,308	246,100	—	38,894	1,570	6,673
Vice President – Sales and	2004	178,461	232,000	—	49,610	—	5,677
Marketing	2003	166,708	—	—	—	10,000	5,303

Thomas J. Weber	2005	189,308	246,100	97,099	38,894	1,570	14,118
Vice President –	2004	178,461	232,000	24,853	49,610	—	8,872
Manufacturing	2003	166,708	—	—	—	10,000	5,752

(1)	Amount in 2005 consists of relocation expenses of $58,259 and tax reimbursements of $38,840. The amount in 2004 consists of relocation expenses of $21,079 and tax reimbursements of $3,774.

(2)	Restricted stock was awarded to the named executives in 2005. The restricted stock vests three years from the date of grant. A total of 12,240 shares were awarded in 2005. The number and value of aggregate restricted stock of each of the named executives as of December 31, 2005 were: Mr. Robichaud, 5,950 shares ($248,770); Mr. Depenbrock, 1,900 shares ($79,439); Mr. Golatzki, 820 shares ($34,284); Mr. LaRosa, 830 shares ($34,702); Mr. Okrzesik, 1,370 shares ($52,280); Mr. Weber, 1,370 shares ($52,280). The value of the restricted stock is determined by multiplying the total shares held by each named executive by the closing price on the New York Stock Exchange on December 31, 2005 ($41.81). Upon a change in control, or the death or disability of the named executive, all conditions and restrictions on the restricted stock will immediately lapse.

Restricted stock units (“RSU’s”) were awarded to the named executives in 2004. The RSU’s vest in equal annual increments over three years. A total of 31,500 shares were awarded in 2004. The number and value of aggregate RSU’s of each of the named executives as of December 31, 2005 were: Mr. Robichaud, 8,934 shares ($373,531); Mr. Depenbrock, 2,867 shares ($119,869); Mr. Golatzki, 1,867 shares ($78,059); Mr. LaRosa, 1,867 shares ($78,059); Mr. Okrzesik, 2,733 shares ($114,267); Mr. Weber, 2,733 shares ($114,267). The value of the RSU’s is determined by multiplying the total shares held by each named executive by the closing price on the New York Stock Exchange on December 31, 2005 ($41.81). Upon a change in control, or the death or disability of the named executive, all conditions and restrictions on the RSU’s will immediately lapse.

(3)	NS Group has purchased disability insurance policies for the benefit of certain of its executive officers. In the event an insured is disabled for more than 60 days, he will be paid an amount ranging from 19% to 35% of his current base salary during the term of such disability up to age 65. NS Group paid premiums in 2005, 2004 and 2003 as follows: Mr. Robichaud — $6,190, $6,190, $6,190; Mr. Depenbrock — $3,116, $2,116, $1,783; Mr. Golatzki - $246, $2,949, $2,949; Mr. LaRosa — $1,840, $1,840, $1,840; Mr. Okrzesik, $1,969, $1,969, $1,969; and Mr. Weber — $2,418, $2,418, $2,418; respectively.

All Other Compensation also includes Company matching contributions to the NS Group Inc. Salaried Retirement Savings Plan for 2005, 2004 and 2003 as follows: Mr. Robichaud — $3,582, $6,500, $4,000; Mr. Depenbrock — $4,200, $3,957, $3,948; Mr. Golatzki - $4,158, $3,279, $3,189; Mr. LaRosa — $4,200, $3,196, $3,235; Mr. Okrzesik — $4,200, $3,000, $3,334; and Mr. Weber — $3,569, $3,569, $3,334. Further, All Other Compensation includes automobile allowances for 2005, 2004 and 2003 as follows: Mr. Robichaud — $15,000 for each year; Mr. Depenbrock — $15,000 for each year; and Mr. Weber — $7,500 for 2005 and $2,885 for 2004.
Option Grants in 2005
     The following table shows certain information concerning stock options granted during 2005 to the executive officers named in the Summary Compensation Table.

	Number of	Percentage of
	Securities	Total Options
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration	Grant Date
Name	Granted (1)	Fiscal Year (%)	Price ($/Sh)	Date	Value ($) (2)
René J. Robichaud	6,830	12.1	28.39	5/11/2015	120,686
Thomas J. Depenbrock	2,180	3.9	28.39	5/11/2015	38,521
Thomas L. Golatzki	940	1.7	28.39	5/11/2015	16,610
Frank J. LaRosa II	950	1.7	28.39	5/11/2015	16,787
Robert L. Okrzesik	1,570	2.8	28.39	5/11/2015	27,742
Thomas J. Weber	1,570	2.8	28.39	5/11/2015	27,742

(1)	Represents non-qualified stock options granted on May 11, 2005, pursuant to the NS Group, Inc. Equity Plan. The options become exercisable over a three-year period in increments of 33 1/3% per year beginning with the first anniversary of the date of grant and have a term of ten years.

(2)	We have used the Black-Scholes option-pricing model to provide a grant date present value of our option grants pursuant to the rules of the SEC. The following assumptions were used in the calculation: an expected life of six years; no common stock dividends; an interest rate of 4.0%; and, expected volatility of 65%.

Aggregated Option/SAR Exercises in 2005 and Year-end Option/SAR Values
     The following table sets forth for each of the named executive officers the value realized from stock options exercised during 2005 and the number and value of exercisable and unexercisable stock options held at December 31, 2005.

			Number of Shares of		Value of Unexercised
	Shares	Value	Underlying Unexercised		In-the-Money
	Acquired on Exercise	Realized	Options/SAR’s at 12/31/05		Options/SAR’s at 12/31/05 (1)
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
René J. Robichaud	232,730	$5,893,870	33,335	15,165	$1,131,474	$373,715
Thomas J. Depenbrock	6,800	178,949	3,336	5,514	113,905	142,078
Thomas L. Golatzki	27,800	615,292	—	2,607	—	69,026
Frank J. LaRosa II	7,000	172,029	—	2,617	—	69,160
Robert L. Okrzesik	13,133	252,973	—	4,904	—	133,892
Thomas J. Weber	3,333	85,749	—	4,904	—	133,892

(1)	In-the-Money Options/SARs are those in which the fair market value of the underlying securities at year-end exceeds the exercise price of the option or SAR.
Long Term Incentive Plan – Awards in Last Fiscal Year
     The following table sets forth for each of the named executive officers information regarding performance units granted in 2005.

	Number of
	Shares,	Performance or
	Units or	Other Period Until
	Other	Maturation or
	Rights (1)	Payout	Estimated Future Payments
			Threshold	Target	Maximum
René J. Robichaud	241,200	1/1/05 - 12/31/07	$120,600	$241,200	$361,800
Thomas J. Depenbrock	77,200	1/1/05 - 12/31/07	38,600	77,200	115,800
Thomas L. Golatzki	33,200	1/1/05 - 12/31/07	16,600	33,200	49,800
Frank J. LaRosa II	33,600	1/1/05 - 12/31/07	16,800	33,600	50,400
Robert L. Okrzesik	55,500	1/1/05 - 12/31/07	27,750	55,500	83,250
Thomas J. Weber	55,500	1/1/05 - 12/31/07	27,750	55,500	83,250

(1)	Awards were made in 2005 under the LTIP for the achievement of ROCE by the Company for the three-year performance period ending December 31, 2007. The award is payable in cash at the end of the performance period following the completion of the annual audit of the Company’s financial statements. To the extent the Company’s performance exceeds the threshold, a varying amount up to the maximum is earned. The minimum amount payable under the program is 50% of the target award. If performance is below the minimum level, no award is paid. The maximum amount payable under the program is 150% of target.The LTIP contains a change of control provision.

Salary Continuation Agreements
     The Company has entered into salary continuation agreements with certain officers of the Company, including the named executive officers listed below, which provide for non-qualified pension benefits to those officers. The agreements provide payment upon retirement at or after age 62 of an amount equal to 50% of the officer’s then current salary for life, with payments for a minimum of 10 years either to the participant or their spouse. The officers also receive health benefits until age 65. These benefits do not vest until retirement, at which time they vest 100%. In addition, concurrent with a change of control, the present value of the amount that is sufficient to pay each participant or beneficiary the benefits to which participants or their beneficiaries would be entitled pursuant to the terms of the salary continuation agreement, would be required to be contributed to a trust by the Company.
     The estimated annual benefits payable upon retirement for each of the named executive officers are as follows: Mr. Robichaud — $206,000; Mr. Depenbrock — $106,500; Mr. Golatzki — $86,500; Mr. LaRosa — $87,500; Mr. Okrzesik — $96,000 and Mr. Weber — $96,000. The estimated amounts were calculated using the officer’s salary at December 31, 2005 and an assumption of no increase in compensation.
Change of Control Agreements
     NS Group has entered into change of control severance agreements with Messrs. Robichaud, Depenbrock, Golatzki, LaRosa, Okrzesik and Weber. These agreements provide that if, during the three year period following a “change of control,” the executive’s employment is terminated other than for cause, or the executive terminates his employment for good reason, then the executive will receive a defined payment, certain medical, dental, life and disability insurance benefits and outside assistance in finding other employment. Payments to Mr. Robichaud would be the aggregate of three times the amount of his then current base salary and three times the average amount of his bonus payments in the prior five years, plus a pro rata portion of his current year bonus. The payments to Messrs. Depenbrock, Golatzki, LaRosa, Okrzesik and Weber would be the aggregate of two times the amount of their then current base salary and two times the average amount of their bonus payments in the prior five years, plus a pro rata portion of their current year bonus. In these agreements, each executive also agrees not to divulge confidential information or be employed by a competitor, or to solicit any present or prospective executive employee of NS Group to be employed by a competitor.
Compensation Committee Interlock and Insider Participation
     The Compensation Committee is composed of Messrs. Burton, Donnelly, and Helland, none of whom has served as an officer or employee of NS Group.

PERFORMANCE GRAPH
     The graph below compares NS Group’s cumulative total shareholder return from December 31, 2000 through December 31, 2005 with the cumulative total return for the same period measured by the Standard & Poor’s 500 Composite Index and the Standard & Poor’s 600 Oil and Gas Equipment & Services Index. The graph assumes $100 invested on December 31, 2000 in NS Group’s common stock, the Standard & Poor’s 500 Composite Index, and the Standard & Poor’s 600 Oil and Gas Equipment and Services Index.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Mr. C. R. Borland receives an annual payment of $196,875, under a deferred compensation agreement entered into when he was an employee of the Company. Mr. C. R. Borland retired in January 2001. This annual benefit is payable for life, with a minimum of 10 years, to either the program participant or his spouse.

SHAREHOLDER PROPOSALS
     Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2007 proxy statement. Proposals of shareholders intended to be presented at the 2007 annual meeting must be received by NS Group by November 29, 2006, for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the 2007 proxy statement and proxy in accordance with regulations governing the solicitation of proxies. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities regulations.
     In order for a shareholder to bring a proposal before a meeting of shareholders, the shareholder must give timely notice of such proposal to the Secretary of the Company including a brief description of the proposal, the name and address of the shareholder(s) making the proposal and the class and number of shares of the Company owned by the proposing shareholders. In order to be timely, such notice must be given not less than 90, nor more than 120, days before the meeting (but if NS Group gives less than 100 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made).
     In order for a shareholder to nominate a candidate for director under our bylaws, timely notice of the nomination must be given to NS Group in advance of the meeting. The shareholder filing the notice of nomination must include various information regarding the nominee, including matters such as name, address, occupation and shares held. Ordinarily, such notice must be given not less than 90, nor more than 120, days before the meeting (but if NS Group gives less than 100 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including matters such as name, address, occupation and shares held. In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons for such business, and other specified matters.
     These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
     In each case, the notice must be given to the Secretary of NS Group, whose address is 530 West Ninth Street, Newport, Kentucky 41071.
     Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.

By Order of the Board of Directors,

Thomas J. Depenbrock	Newport, Kentucky
Vice President and Secretary	March 21, 2006

Exhibit A
NS Group, Inc. Director Independence Standards
In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with NS Group, Inc. (the “Company”). The Board has established the following guidelines to assist it in determining Director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:
1.	The Director was not employed by the Company, and no immediate family member of the Director was employed by the Company as an executive officer, within the preceding three years;
2.	The Director was not affiliated with or employed by the Company’s independent auditor, and no immediate family member of the Director was affiliated with or employed in a professional capacity by the Company’s independent auditor, within the preceding three years;
3.	The Director was not employed by, and no immediate family member of the Director was employed as an officer by, another company for which any executive officer of the Company served as a member of such other company’s compensation committee within the preceding three years;
4.	Neither the Director, nor any member of the Director’s immediate family received during any of the Company’s last three fiscal years direct compensation in excess of $100,000 from the Company other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to the Company, compensation received by an immediate family member for service as a non-executive officer of the Company, and compensation received by an immediate family member for service as a non-executive officer of the Company;
5.	If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, another organization that does business with the Company, the annual sales to, or purchases from, the Company by such company in each of the last three fiscal years were less than the greater of 2% of the annual revenues of such company, or $1,000,000;
6.	If the Director is an executive officer of another organization which is indebted to the Company, or to which the Company is indebted, the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company the Director serves as an executive officer;
7.	If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to the Company, any member of the Company’s senior management or any immediate family member of a member of the Company’s senior management, the amount of such payments is less than the greater of 2% of such firm’s annual revenues or $1,000,000 during the Company’s current fiscal year;
8.	If the Director is a partner, principal or counsel in a law firm that provides professional services to the Company, the amount of payments for such services in each of the last three fiscal years is less than the greater of 2% of such law firm’s annual revenues, or $1,000,000;
9.	If the Director serves as an officer, director or trustee of a charitable organization to which the Company makes contributions: (i) the Company’s discretionary contributions to such organization are less than the greater of 2% of such organization’s total annual charitable receipts, or $1,000,000; (ii) the Company’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10.	The Director’s ownership of Company stock, direct or indirect, is less than 20% of the total outstanding Company stock;
11.	If the Director is affiliated with, or provides services to, an entity in which the Company has an ownership interest, such ownership interest is less than 20%; and
12.	Any other relationship between the Director and the Company not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of the Company.
If any relationship exists between the Company and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

Exhibit B
CHARTER
OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
NS GROUP, INC.
(AMENDED AND RESTATED ON FEBRUARY 16, 2006)
ARTICLE I
ORGANIZATION
     The By-Laws of NS Group, Inc. (the “Company”) provide for a committee of the Board of Directors known as the Audit Committee of the Board of Directors (the “Committee”).
ARTICLE II
PURPOSE
     The purpose of the Committee is to: (a) assist the Board of Directors’ oversight of (i) the quality and integrity of the Company’s financial statements and internal controls, (ii) the Company’s implementation and administration of internal controls to safeguard assets, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent registered public accounting firm (the “Accountants”), and (v) the performance of the Company’s internal audit function and the Accountants; and (b) prepare the Committee report that SEC rules require be included in the Company’s annual proxy statement.
ARTICLE III
MEMBERSHIP
     The membership of the Committee shall be composed of Directors who are independent of management of the Company and are free from any relationship with the Company which would, in the opinion of the Board of Directors, interfere with their exercise of independent judgment as members of the Committee. The Committee shall be composed of not less than three (3) independent Directors, each of whom shall be elected by the Board of Directors at the Annual Organizational Meeting of the Board upon the recommendation of the Nominating and Corporate Governance Committee, or until their successors shall be duly elected and qualified. The Committee shall have a Chairman elected by the Board of Directors. Each member of the Committee shall be qualified to serve thereon under the requirements of Section 10A of the Securities Exchange Act of 1934, as amended (including any rules and regulations promulgated thereunder by the SEC) (collectively, the “Act”), the rules of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed from time to time) and any other regulatory requirements. The Chairman of the Committee shall have accounting or related financial management experience and expertise and the other members of the Committee shall be financially literate and have a working familiarity with basic finance and accounting practices and procedures. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined in the rules of the SEC. If a Committee member simultaneously serves on the audit committees of more than two other public companies, the Board must determine that such simultaneous service does not impair the ability of such Committee member to effectively serve on the Committee, and such determination shall be disclosed in the Company’s annual proxy statement.

     Members of the Committee may not receive any compensation from the Company other than fees for service as a Director and as a member of the Committee.
ARTICLE IV
DUTIES OF THE AUDIT COMMITTEE
     The Committee shall have the following duties and responsibilities:
     A. Oversee that management maintains the reliability and integrity of the accounting policies, procedures and financial reporting and disclosure practices of the Company and its subsidiaries;
     B. Discuss the Company’s annual audited financial statements and quarterly financial statements with management and the Accountants, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
     C. Discuss the type and presentation of information to be included in the Company’s earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies;
D. Discuss policies with respect to risk assessment and risk management;
     E. Meet separately, periodically, with management, with the internal auditors and with the Accountants;
     F. Oversee that management has established and maintains processes and procedures to assure that an adequate system of internal financial controls functions at all times within the Company;
     G. Oversee that management has established and maintains processes to assure compliance by the Company with all applicable laws, regulations, rules of the New York Stock Exchange and Company policies;
     H. Develop and conduct an annual evaluation of the performance of the Committee and the Committee Charter and make recommendations to the Board of Directors with respect to proposed changes thereto;
     I. Review the Company’s annual financial statements, as well as any financial or other reports or information submitted by the Company to any governmental body or to the public, including any certification, report, opinion or review rendered by the Accountants;
     J. Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material controls deficiencies;
     K. Review analyses prepared by management and/or the Accountant’s setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including review of (1) all critical accounting policies and practices to be used, (2) analyses of the effects of alternative GAAP methods on the financial statements and (3) other material written communications between the Accountants and management, such as any management representation letters, engagement letters and independence letters;

     L. Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;
     M. Meet not less than semi-annually with the Chief Financial Officer and the Controller (either together or separately, as the Committee deems appropriate) of the Company to review compliance by the Chief Financial Officer and the Controller with the financial reporting policies of the Company;
     N. Review prior to filing the 10-K and 10-Q reports to be filed by the Company with the Securities and Exchange Commission;
     O. Confer with the Accountants and the internal auditors concerning the scope of the Accountants’ examination of the books and records of the Company and review and approve the opinion of the Accountants which is to be included in the annual audit;
     P. Obtain from the Accountants and the internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company, and ensure the correction of any controls deemed by the Committee to be deficient;
     Q. Discuss with the Accountants their evaluation of the internal auditors and the Company’s internal audit plan.
     R. Prepare minutes of all meetings, distribute such minutes to other Directors and report to the Board of Directors regularly regarding issues that arise in connection with the performance of its responsibilities as outlined herein;
     S. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have authority, at the Company’s expense, to retain outside legal, accounting or other consultants or advisors in their respective areas of responsibility and set the fees therefor to advise the Committee and carry out its duties;
     T. Review with the Chief Financial Officer of the Company its compliance with all debt covenants which may be in place from time to time, and review annually with the Accountants their annual written statement delineating all relationships between the Accountants and the Company, and assess whether any disclosed relationships require action by the Committee; and
     U. Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
     The Company shall provide for appropriate funding, as determined by the Committee, for payment of fees, compensation and other expenses of the internal auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, compensation to any consultants or advisors retained by the Committee and ordinary administrative expenses of the Committee. The Committee shall have full and complete access to management and employees, and may request any officer or employee of the Company or the Company’s outside counsel or Accountants or other persons to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

ARTICLE V
MEETINGS OF THE COMMITTEE
     The Committee shall meet not less frequently than four times each fiscal year and more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities under this Charter, or at the request of the Chairman of the Board, the Chairman of the Committee, the Company’s financial management or the Accountants. At all meetings of the Committee a majority of the Committee members shall be necessary to constitute a quorum for the transaction of business. Members may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. The Committee shall periodically meet separately, in executive session, with each of financial or other management and the Accountants. The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.
     The Committee shall report regularly to the Board of Directors on the Committee’s activities and discuss with the Board any specific items brought to the attention of the Committee by the Accountants or the Company’s Chief Financial Officer.
     Except as expressly provided in this Charter, the By-Laws of the Company, the rules of the New York Stock Exchange or as otherwise provided by law, the Committee shall fix its own rules of procedure.
ARTICLE VI
SELECTING AND SUPERVISING
THE COMPANY’S ACCOUNTANTS
     A. The Committee shall be solely and directly responsible for the selection, appointment (subject to shareholder ratification, if applicable), compensation, termination, replacement and oversight of the work of the Accountants, including resolution of disagreements between management and the Accountants. The ultimate responsibility of the Accountants is to the Committee. The Committee shall have the sole and direct authority to approve the scope and cost of the annual audit and to approve any non-audit services to be performed by the Accountants during the current year, as well as those arranged for the upcoming fiscal year, as and solely to the extent permitted by the Act. In determining whether to engage the Accountants for any permitted non-audit services, the Committee shall consider whether or not the provisions of such non-audit services is compatible with maintaining the independence of the Accountants. The Committee shall review and approve the Accountants’ annual engagement letter, including the fees and other terms thereof. Approvals of all audit and permitted non-audit services will be made in advance of the provision of such services. The Committee may establish pre-approval policies and procedures for the engagement of the Accountants, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service, and the policies and procedures do not result in a delegation of the Committee’s responsibilities to management. In addition, the Committee may delegate the pre-approval of audit and permitted non-audit services to one or more of its Members, provided that such Member(s) shall report any such approvals to the full Committee at its next regularly scheduled meeting.
     B. The Committee shall meet, as a Committee, with the Accountants not less frequently than twice each year.
     C. The Committee shall obtain and review a report by the Accountants describing: the Accountants’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the Accountants, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the Accountants; and any steps taken to deal with such issues.
     D. The Committee shall review and evaluate, at least annually, the performance and qualifications of the Accountants and immediately review any disagreements between management and the Accountants and any audit problems or difficulties and management’s response.
     E. The Committee shall ensure the independence of the Accountants and shall review and evaluate such determination at least annually. This includes obtaining from the Accountants an annual, formal written statement regarding their independence, disclosure of any relationships between their firm and the Company and setting clear hiring policies for employees or former employees of the Accountants.
     F. The Committee shall discuss annually with the Accountants their opinion to be included in the Company’s annual report.
     G. The Committee shall review and evaluate the lead partner of the Accountants (including taking into account the opinions of management) and shall ensure that the lead audit partner of the Accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.
ARTICLE VII
LIMITATIONS OF THE AUDIT COMMITTEE
     The Committee recognizes that its role is one of oversight and that it is not the duty or responsibility of the Committee to conduct audits or determine if the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. It is the responsibility of the Company’s management to prepare the financial statements and the responsibility of the Accountants to conduct the annual audit.

REVOCABLE PROXY
NS GROUP, INC.
☑ Please mark votes as in this example
ANNUAL MEETING OF SHAREHOLDERS MAY 10, 2006
The undersigned hereby appoints Thomas J. Depenbrock and James J. Crowe or either of them as Proxies (acting by a majority or, if one be present, then that one shall have all of the powers hereunder), each with full power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote as designated below, all the shares of common stock of NS Group, Inc. held of record by the undersigned on March 3, 2006, at the Annual Meeting of Shareholders to be held on May 10, 2006, or at any adjournment, or adjournments thereof.
Item 1. Election of six (6) directors to a one year term.
          FOR                                                     WITHHOLD                                FOR ALL EXCEPT

Clifford R. Borland	David A.B. Brown

George A. Helland, Jr.	Patrick J.B. Donnelly

John F. Schwarz	René J. Robichaud
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Item 2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.
              FOR                                                 AGAINST                                               ABSTAIN
The Board of Directors Recommend a Vote “FOR” all nominees in Item 1 and “FOR” Item 2.
Please check box if you plan to attend the meeting ☐
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Please be sure to sign and date this Proxy in the box below
Date:

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.
NS GROUP, INC.
530 West Ninth Street
Newport, Kentucky 41071
This Proxy when properly executed will be voted in the manner directed herein by the above signed shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.
Please sign exactly as name (or names) appears on this card. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.